Exhibit 99.1
MILESTONE SCIENTIFIC COMMENCES DECLARATORY JUDGMENT
ACTION WITH RESPECT TO ITS SINGLE TOOTH ANESTHESIA (STA™)
SYSTEM AND COMPUDENT™ SYSTEM
Defendant Brings Infringement Action
LIVINGSTON, N.J. — (PR NEWSWIRE) — September 12, 2007 — Milestone Scientific, Inc. (OTCBB:MLSS) today announced that on August 24, 2007 it commenced a Declaratory Judgment Action against Milton Hodosh, DMD in the United States District Court for the District of New Jersey seeking a determination by that Court that neither its Single Tooth Anesthesia (STA™) system nor its CompuDent™ system infringed claims set forth in United States Patent No. 6159161 filed by Dr. Hodosh on July 8, 1998 and issued by the United States Patent Office on December 12, 2000. Milestone’s basic patents covering these systems were issued by the United States Patent Office in January 1993. Subsequent to the commencement of Milestone’s action for a Declaratory Judgment, Dr. Hodosh commenced a patent infringement suit in the United States District Court for the Southern District of New York. Milestone has received opinions from patent counsel, not involved in the litigations, to the effect that neither the STA™ system nor the Compudent™ system infringe any of the claims of Dr. Hodosh’s patents. Milestone believes that it has meritorious defenses to Dr. Hodosh’s action and it intends to vigorously defend this law suit. Issue has not yet been joined in either action and Milestone’s counsel is considering whether or not it will seek to consolidate these actions which, essentially, deal with the same subject matter.
About Milestone Scientific, Inc.
Headquartered in Livingston, New Jersey, Milestone Scientific is engaged in pioneering proprietary, highly innovative technological solutions for the medical and dental markets. Central to the Company’s IP platform and product development strategy is its patented CompuFlo™ technology for the improved delivery of local anesthetic below a patient’s threshold of pain. Specifically, CompuFlo is a computer-controlled, pressure sensitive infusion, perfusion, suffusion and aspiration technology, which provides real-time readouts of pressures, fluid densities and flow rates, enabling the advanced delivery and removal of a wide array of fluids. The STA™ System, a computer-controlled local anesthesia delivery (CCLAD) system which uses this technology provides dentists with audible and visual signals as to in-tissue pressure. Milestone’s existing injection systems are currently sold in 25 countries. For more information on these and other innovative Milestone products, please visit the Company’s web site found at www.milesci.com.
Safe Harbor Statement
This press release contains forward-looking statements regarding the timing and financial impact of the Milestone’s ability to implement its business plan, expected revenues and future success. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Milestone’s control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, failure to achieve expected revenue growth, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in Milestone’s periodic filings with the Securities and Exchange Commission, including without limitation, Milestone’s Annual Report on Form 10-KSB for the year ended December 31, 2006. The forward looking-statements in this press release are based upon management’s reasonable belief as of the date hereof. Milestone undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
FOR MORE INFORMATION, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Dodi Handy, President and CEO, or Daniel Conway, Chief Strategist
407-585-1080 or via email at mlss@efcg.net